TENTH AMENDMENT TO
AMENDED REVOLVING CREDIT AGREEMENT
TENTH AMENDMENT, dated as of March 6, 2012 (this "Agreement"), is entered into by and among Alon USA Energy, Inc., a Delaware corporation (the "Parent"), Alon USA, LP, f/k/a SWBU, L.P., a Texas limited partnership ("Alon LP"; together with such other subsidiaries of the Parent as may be designated as a borrower under the Credit Agreement by Alon LP with the prior written consent of the Agent (as defined below) and the Required Lenders (as defined in the Credit Agreement), each individually a "Borrower", and, collectively, the "Borrowers"), all direct and indirect subsidiaries of the Parent other than the Excluded Subsidiaries (as defined in the Credit Agreement) (the Parent and such direct and indirect subsidiaries that are not Excluded Subsidiaries are hereinafter referred to individually as a "Guarantor Company" and, collectively, as the "Guarantor Companies"), the Lenders (as defined below), Israel Discount Bank of New York, as administrative agent, co-arranger and collateral agent for the Lenders (in such capacity, the "Agent"), and Bank Leumi USA, as co-arranger for the Lenders ("Bank Leumi").
W I T N E S S E T H
WHEREAS, the Borrowers, the Guarantor Companies, the financial institutions from time to time party thereto (each a "Lender" and collectively, the "Lenders"), the Agent and Bank Leumi are parties to the Amended Revolving Credit Agreement, dated as of June 22, 2006 (as amended by (i) the First Amendment, dated as of August 4, 2006, (ii) the Waiver, Consent, Partial Release and Second Amendment, dated as of February 28, 2007, (iii) the Third Amendment, dated as of June 29, 2007, (iv) the Waiver, Consent, Partial Release and Fourth Amendment, dated as of July 2, 2008, (v) the Fifth Amendment, dated as of July 31, 2009, (vi) the Sixth Amendment, dated as of May 10, 2010, (vii) the Seventh Amendment, dated as of June 1, 2010, (viii) the Eighth Amendment, dated as of June 16, 2010, (ix) the Ninth Amendment, dated as of February 23, 2011 and (x) as further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), pursuant to which the Lenders have made revolving loans to the Borrowers; and
WHEREAS, the Loan Parties, the Lenders, Bank Leumi and Agent wish to amend the Credit Agreement to: (i) extend the Termination Date from January 1, 2013 to March 1, 2016 (subject to early termination in accordance with the terms hereof), (ii) amend the interest rate for each Revolving Credit Loan and the Unused Line Fee, and (iii) amend certain other terms and conditions of the Credit Agreement, in each case, subject to the terms and conditions set forth in this Agreement;
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
1.Definitions. Any capitalized term used herein and not defined shall have the meaning assigned to it in the Credit Agreement.

2.New Definitions. Section 1.01 of the Financing Agreement is hereby amended by adding the following new definitions, in appropriate alphabetical order:
""Existing Term Loan Agreement" means the Amended and Restated Credit Agreement, dated as of June 22, 2006, among the Parent, as borrower, the lenders party thereto and CS, as administrative agent, as in effect on the Effective Date."
""First Purchaser Lien" means a so-called "first purchaser" Lien, as defined in Texas Bus. & Com. Code Section 9.343, comparable laws of the states of Oklahoma, Kansas, Mississippi, Wyoming or New Mexico, or any other comparable law of any such jurisdiction or any other applicable jurisdiction."
""Perfection Certificate" means a certificate in form and substance reasonably satisfactory to the Lenders providing information with respect to the property of each Loan Party."
""Tenth Amendment" means the Tenth Amendment, dated as of March __, 2012, by and among the Borrowers, the Guarantors, the other Loan Parties, the Agent and the Lenders."
""Tenth Amendment Effective Date" means the "Tenth Amendment Effective Date" as defined in the Tenth Amendment."
""Terminal Owner" means each owner of the real estate, building and fixtures comprising the terminals referred to in Exhibit B of the Tenth Amendment."
""Term Loan Refinancing Date" means the date the Permitted Refinancing Term Loan Agreement becomes effective."
3."Applicable Borrowing Base Percentage" Definition Changed. The definition of "Applicable Borrowing Base Percentage" is hereby amended by adding a new paragraph at the end of such definition, to read as follows:
"Notwithstanding anything herein to the contrary, this definition shall not require or obligate the WC Collateral Agent, the Agent or the Banks to release or agree to release any Lien on any Fixed Assets, Other Specified Property or Capital Stock in exchange for a decrease in the "Applicable Borrowing Base Percentage" in accordance with paragraph (b) above."

4.Amendment and Restatement of Existing Definitions. The following defined terms in Section 1.01 of the Credit Agreement are hereby amended and restated in their entirety to read as follows:
""Financial Statements" means (i) the audited consolidated balance sheets, consolidated statements of income and consolidated statements of stockholders' equity and consolidated statements of cash flow of the Parent and its Consolidated Subsidiaries as of December 31, 2010, audited by KPMG, LLP, and (ii) the unaudited consolidated balance sheets, consolidated statements of income and consolidated statements of cash flow of the Parent and its Consolidated Subsidiaries as of the Fiscal Quarter ending September 30, 2011, reviewed by KPMG, LLP."
""Intercreditor Agreement" means (a) the Lien Subordination and Intercreditor Agreement, between the Agent and the Term Loan Agent, substantially in the form of Exhibit L hereto (as the same may be further amended or otherwise modified from time to time), and (b) any new Intercreditor Agreement entered into with the Term Loan Agent under any Permitted Refinancing Term Loan Agreement, as may be acceptable to the Lenders in the exercise of their reasonable (from the perspective of a fully secured asset based lender) business judgment."
""Loan Parties" means the Borrowers and the Guarantors; provided, however, that notwithstanding anything herein to the contrary (including, without limitation, the definition of "Excluded Subsidiaries"), for the purposes of Section 10.01(b), (d), (f), (g), (h), (i) or (p), the "Loan Parties" shall include each Terminal Owner that is at such time party to a Mortgage. For the avoidance of doubt, the Terminal Owners shall not be deemed to have made any representation or warranty or to have agreed to comply with any covenant contained in this Agreement solely by virtue of such Terminal Owner being included in the definition of Loan Party for purposes of such Sections."
""Mortgage" means the mortgages, deeds of trust and deeds to secure debt made by one or more Loan Parties or Terminal Owners in favor of the WC Collateral Agent in respect of the real property, and the improvements thereon, or interests therein, constituting or included in the Collateral."
""Permitted Refinancing Term Loan Agreement" means the term loan agreement among the Parent, as borrower, certain subsidiaries of Parent, as guarantors and the lenders and agents party thereto, as amended, restated, replaced or refinanced from time to time, provided that (a) the final maturity date of such

Indebtedness shall be no earlier than six months following the Termination Date, (b) the aggregate principal amount of the Indebtedness thereunder shall not exceed $700,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof), and (c) a new Intercreditor Agreement shall have been executed and delivered satisfying the conditions of clause (b) of the definition thereof."
""Pricing Effective Date" means March 6, 2012."
""Security Documents" means, collectively, the Security Agreement, the Pledge Agreement, each Mortgage and the Lease Assignment executed and delivered by a Company or Terminal Owner, and all Uniform Commercial Code financing statements required by this Agreement and the Security Documents to be filed with respect to the security interests in personal property and fixtures created pursuant to such agreements, and all other documents and agreements executed and delivered by the Companies and Terminal Owners in connection with any of the foregoing documents."
""Term Loan Agent" means CS acting through its Cayman Islands branch, or any other agent acting on behalf of the Term Loan Lenders under the Term Loan Agreement."
""Term Loan Agreement" means (a) prior to the Term Loan Refinancing Date, the Existing Term Loan Agreement, and (b) on and after the Term Loan Refinancing Date, the Permitted Refinancing Term Loan Agreement."
""Term Loan Documents" means (a) the "Loan Documents" or the "Credit Documents" as such term is defined in the Term Loan Agreement, or (b) any term of similar import."

""Term Loans" means the term loans made by the Term Loan Lenders to Alon USA and/or certain of its affiliates pursuant to the Term Loan Agreement in an aggregate principal amount not to exceed (a) prior to the Term Loan Refinancing Date, $550,000,000, and (b) on and after the Term Loan Refinancing Date, $700,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof)."
""Termination Date" means the earlier of (a) March 1, 2016, and (b) (i) prior to the Term Loan Refinancing Date, the date that is three months prior to the final maturity date of the Existing Term Loan Agreement (which final maturity date is August 4, 2013 as of the Tenth Amendment Effective Date), and (ii) on and after the Term Loan Refinancing Date, the date that is six months prior to the final maturity date of the Permitted Refinancing Term Loan Agreement."
5.Amendments to Credit Agreement.
(a)Interest; Revolving Credit Loans. Section 2.06(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(a) Revolving Credit Loans. Each Revolving Credit Loan which is a Eurodollar Loan shall bear interest on the principal amount thereof from time to time outstanding, from the date of such Revolving Credit Loan until such principal amount becomes due, at a rate per annum equal to (i) prior to the Pricing Effective Date, the greater of (A) the Eurodollar Rate for the Interest Period in effect for such Revolving Credit Loan plus 3.0%, and (B) 4.0%, and (ii) on and after the Pricing Effective Date, the greater of (A) the Eurodollar Rate for the Interest Period in effect for such Revolving Credit Loan plus 3.5% and (B) 4.0%. Each Revolving Credit Loan which is a Base Rate Loan shall bear interest on the principal amount thereof from time to time outstanding from the date of such Revolving Credit Loan until such principal amount becomes due, at a rate per annum equal to the greater of (I) the Base Rate plus 1.0% and (II) 4.0%."
(b)    Mandatory Prepayments. The first sentence of Section 2.07(d) is hereby deleted, and the following hereby substituted therefor:
"(d)    Immediately upon the receipt by any Loan Party or any Company of any Net Proceeds from the issuance, sale, assignment, transfer or other disposition of any Capital Stock, debt securities or assets of a Company (other than Net Proceeds from the sale of Inventory in the ordinary course of business and other than with respect to property subject to a prior Permitted Lien) the Borrowers shall make a prepayment of the Revolving Credit Loans in an amount equal to the amount of such Net Proceeds, provided that the Borrowers shall not be required to make such prepayment

(x) to the extent any Borrower or other Company is obligated to pay such Net Proceeds of Fixed Assets, Capital Stock or debt securities to the Term Loan Agent and permanently repay, prepay or redeem Indebtedness under the Term Loan Agreement in accordance with Section 2.13(a) of the Existing Term Loan Agreement (or on and after the Term Loan Refinancing Date, the corresponding section of the Permitted Refinancing Term Loan Agreement), or (y) based on or resulting from Alon Brands Issuance Proceeds."
(c)    Unused Line Fee. Section 2.08(a) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(a) Unused Line Fee. From and after the Effective Date until the Final Maturity Date, the Borrowers shall pay to the Agent for the account of the Lenders in accordance with the Lenders' respective Pro Rata Shares and in immediately available funds, an unused line fee (the "Unused Line Fee") accruing at the rate of (i) prior to the Pricing Effective Date, 7/10ths of 1% (0.70%) per annum, and (ii) on and after the Pricing Effective Date, 85/100ths of 1% (0.85%) per annum, in each case on the excess, if any, of the Total Commitment over the sum of the average amount of all Revolving Credit Loans and Letter of Credit Obligations outstanding from time to time. Solely for the purposes of calculating the Unused Line Fee, the total amount of Letters of Credit Obligations shall be determined based upon the maximum stated amount of each Letter of Credit and each such Letter of Credit shall be deemed to be outstanding at the maximum stated amount until the expiry date of each such Letter of Credit, irrespective of whether the maximum stated amount was reduced or such Letter of Credit was terminated prior to the expiry date of such Letter of Credit. The Unused Line Fee shall be payable quarterly in arrears on the first Business Day of each January, April, July and October, commencing April, 1, 2012 and shall be non-refundable."
(d)    Financial Condition Representation. Section 6.01(h) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(h)    Financial Condition.
(i)    The Financial Statements, copies of which have been delivered to the Lenders, fairly present in all material respects the financial condition of the Companies and their Subsidiaries as at the respective dates thereof and the results of operations of the Companies and their Subsidiaries for the fiscal periods ended on such respective dates, all in accordance with

GAAP, and since December 31, 2010, there has been no event or development that has had or may reasonably be expected to have a Material Adverse Effect.
(ii)    The Parent has heretofore furnished to the Agent and the Lenders the Business Plan and projected balance sheets, income statements and statements of cash flow for the period from December 31, 2011 to December 31, 2016, and the Business Plan, and such projections and Business Plan were believed at the time furnished and as of the Tenth Amendment Effective Date to be reasonable, have been prepared on a reasonable basis and in good faith by the Parent, and have been based on assumptions believed by the Parent to be reasonable at the time made and as of the Tenth Amendment Effective Date and upon the best information then reasonably available to the Parent."
(e)    Security Interests. Section 6.01(w) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(w)    Security Interests. The Security Documents create in favor of the WC Collateral Agent, for the benefit of the Lenders, a legal, valid and enforceable security interest in and Lien upon the Collateral. Each such security interest and Lien granted pursuant to a Security Document is, and upon the filing of the UCC financing statements described in Section 5.01(e), the recording of the Assignment For Security (Patents) and the Assignment For Security (Trademarks), referred to in the Security Agreements, in the United States Patent and Trademark Office, the recording of the amendments to the Mortgages referred to in Section 5.01(d)(x) in the offices set forth in Schedule 5.01(d)(x) hereto, such security interests in and Liens on the Collateral granted thereby (other than (i) with respect to any IDB Revolving Facility First Lien Collateral (as defined in the Intercreditor Agreement) with an aggregate market value not in excess of $500,000 and (ii) any other Collateral with an aggregate market value not in excess of $1,000,000; provided that with respect to clause (ii), such security interests remain unperfected for a period in excess of thirty (30) days and are not replaced with perfected liens on Collateral with similar market value in replacement thereof) shall be, perfected, first priority security interests (subject to Permitted Liens and the priorities set forth in the Intercreditor Agreement), and no further recordings or filings are or will be required in connection with the creation, perfection or enforcement of such security interests and Liens, other than (i) the filing of continuation statements in accordance with applicable law and as set forth in the relevant Security Documents, (ii) the recording of an Assignment For Security (Patents) and an Assignment For Security (Trademarks) pursuant to the Security Agreements in the United States Patent and Trademark Office, with respect to after-acquired U.S. applications and registrations for patents and trademarks, respectively, and (iii) the registration of all U.S. copyrights and the recordation of appropriate evidence of the Security Interest in the United States Copyright Office."

(f)    First Purchaser Lien. Article VI of the Credit Agreement is hereby amended by adding a new Section 6.01(ee), to read in its entirety as follows:
"(ee)     First Purchaser Liens. None of the Hydrocarbon Products owned or purchased by any Loan Party is subject to a First Purchaser Lien except as any Loan Party may have previously notified the Agent in writing and indicated on each Borrowing Base Certificate provided to the Lenders. As of the Tenth Amendment Effective Date, no Inventory or other Collateral is subject to a First Purchaser Lien."
(g)    Notice of First Purchaser Lien. Section 7.01(a) is hereby amended by (a) redesignating clause (xix) to be clause (xx) and by inserting a new clause (xix) to Section 7.01(a) of the Credit Agreement, to read in its entirety as follows:
"(xix) at least five Business Days before the initial purchase from such Person, notice of any purchase of any Hydrocarbon Product from a Person who is the beneficiary of a First Purchaser Lien (it being understood and agreed that the Agent may establish reserves against the Borrowing Base in the exercise of the Agent's reasonable (from the perspective of a fully secured asset based lender) business judgment with respect to any First Purchaser Lien and the obligations secured thereby); and"
(h)    Flood Insurance. Section 7.01 is hereby amended by inserting a new Section 7.01(q) to the Credit Agreement, to read in its entirety as follows:
"(q) Obtain and maintain flood insurance for its respective real property if all or a portion of such real property is located in an area designated by the Federal Emergency Management Agency as an area having special flood hazards (including, without limitation, those areas designated as Zone A or Zone V), and in which flood insurance has been made available under the U.S. National Flood Insurance Program, in an amount equal to the full replacement cost of the buildings, fixtures and personalty located on such real property or such other amount as may be agreed to by the Agent in writing."
(i)    Liens. Section 7.02(a)(vi) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(vi)    Liens created under the Term Loan Documents, subject to the provisions of this Agreement and the Intercreditor Agreement; provided that (A) the aggregate principal amount of Indebtedness secured thereby shall not exceed (I) prior to the Term Loan Refinancing Date, $550,000,000, and (II) on and after the Term Loan Refinancing Date, $700,000,000 (less the aggregate amount of all repayments, prepayments, repurchases or redemptions, whether optional or mandatory, in respect thereof), and (B) any lien or security interest in favor of the Term Loan Agent in Accounts and Inventory (and proceeds thereof) of the Loan Parties shall be junior and subordinate to the lien and security interest of the Agent therein in accordance with the Intercreditor Agreement;"
(j)    Post-Tenth Amendment Covenants. Section 7.02 is hereby amended by inserting a new Section 7.02(o) to the Credit Agreement, to read in its entirety as follows:
"(o)    Post-Tenth Amendment Covenants. Fail (i) to execute and deliver to the Agent a Second Amended Revolving Credit Agreement, amending and restating this Agreement (the "Second Amended Revolving Credit Agreement") on or prior to June 30, 2012, which shall incorporate the changes to this Agreement effected by the Tenth Amendment and all prior Amendments and such other changes as are necessary, reasonable or otherwise agreeable to the parties in order to update this Agreement, (ii) if the Loan Parties (or any of them) execute and deliver a Permitted Refinancing Term Loan Agreement, to cause each Terminal Owner to execute and deliver to the Agent (on the date such Terminal Owner executes and delivers a mortgage or deed of trust in favor of the Term Loan Lenders, the Term Loan Agent or any other agent, trustee or other representative of the Term Loan Lenders), (A) one or more Mortgages creating on the terminal of such Terminal Owner a perfected priority lien, subject to any Permitted Liens (including first priority liens in favor of the Term Loan Agent), (B) a mortgagee's loan policy, in form and substance satisfactory to the Agent, issued by or on behalf of a Title Company, insuring the Lien created by a Mortgage in an amount and on terms reasonably satisfactory to the Agent, delivered to the Agent, (C) any survey thereof and a surveyor's certificate, in each case to the extent available (but in any event any survey provided to the Term Loan Agent shall be provided to the Agent and certified to the Agent), (D) any appraisal thereof, to the extent available (but in any event any appraisal provided to the Term Loan Agent shall be provided to the Agent and certified to the Agent), and (E) evidence of customary insurance coverage with respect to each Terminal, each policy to be made payable to the Agent for the benefit of the Agent and the Lenders, as its interests may appear, in case of loss, under a standard non‑contributory "lender" or "secured party" clause and otherwise conforming with the requirements of Section 7.01(h), each of the foregoing referred to in this clause (ii) to be in form and substance reasonably satisfactory to the Agent, together with such other agreements, instruments and documents as the Agent may reasonably require,

(iii) to (A) deliver to the Agent on or prior to March 16, 2012 landlord waivers or collateral access agreements (as appropriate) with respect to any location of a Loan Party where any Inventory in excess of $50,000 is located, to the extent the landlord is an Affiliate of a Loan Party, and (B) use commercially reasonable efforts to deliver to the Agent on or prior to June 30, 2012 landlord waivers or collateral access agreements (as appropriate) with respect to any other location of a Loan Party where any Inventory in excess of $50,000 is located (it being understood and agreed that if the Agent does not receive such landlord waiver or collateral access agreement with respect to any location the Agent may establish reserves against the Borrowing Base in the exercise of the Agent's reasonable (from the perspective of a fully secured asset based lender) business judgment), (iv) to furnish the Agent and the Lenders with a legal opinion of outside counsel to the Loan Parties on or prior to June 30, 2012, in connection with the execution and delivery of the Second Amended Revolving Credit Agreement that is similar in form and substance to legal opinions furnished to the Agent and the Lenders in connection with this Agreement (and in addition covering in any event the Terminal Owners and the Mortgages and related documents), (v) to furnish to the Agent and the Lenders not more than two Business Days after execution thereof a certified copy of each Term Loan Document and each legal opinion delivered thereunder that is executed and delivered after the Tenth Amendment Effective Date, together with all exhibits and schedules thereto, (vi) to furnish to the Agent and the Lenders on or prior to the date of any Permitted Refinancing Term Loan Agreement, continuations or updates of title insurance on all properties encumbered by Mortgages made to or for the benefit of the Agent and the Lenders and (vii) to furnish the Agent and the Lenders with such other agreements, instruments and other documents as they may reasonably request in connection with the Second Amended Revolving Credit Agreement."
(k)    Restrictive Agreements. Section 7.02(l)(ii)(C) of the Credit Agreement is hereby amended and restated in its entirety to read as follows:
"(C) restrictions and conditions imposed in respect of the Term Loan Documents and any extensions, renewals or replacements of such Term Loan Documents established simultaneously with the expiration or termination of such credit facility permitted under this Agreement; provided, however, that the terms and provisions thereof shall not prohibit, restrict or impose any condition on the creation or perfection of any Lien granted in favor of the Agent on any of the assets of a Loan Party intended to constitute Collateral pursuant to the Loan Documents;"

(l)    Replacement of Part A of Schedule 6.01(e). Part A of Schedule 6.01(e) to the Credit Agreement is hereby replaced with Schedule 6.01(e) Part A attached as Exhibit A to this Agreement. All references to "Part A of Schedule 6.01(e)" in the Credit Agreement shall mean such schedule as set forth in Exhibit A hereto.
(m)    Event of Default. Section 10.01(i) is hereby amended and restated in its entirety to read as follows:
"(i)    Any Security Document, after delivery thereof pursuant hereto, shall for any reason fail or cease to create a valid and perfected, and, except to the extent permitted by the terms hereof or thereof, first priority Lien on or security interest in (i) any IDB Revolving Facility First Lien Collateral (as defined in the Intercreditor Agreement) with a fair market value exceeding $500,000 in the aggregate purported to be covered thereby or (ii) any other Collateral with a fair market value exceeding $1,000,000 in the aggregate purported to be covered thereby; provided that with respect to clause (ii), the Loan Parties will have thirty (30) days to cure any such default or alternatively, may provide Collateral with similar market value in replacement thereof;"
6.Permitted Refinancing Term Loan Agreement. The Lenders and the Agent hereby agree that (i) for purposes of Sections 6.01(aa) and 7.02(l)(ii) of the Credit Agreement, no term or provision of the Permitted Refinancing Term Loan Agreement shall be deemed to be adverse to the interest of, or to have an adverse effect on, the Lenders, (ii) for purposes of Section 10.01(t) of the Credit Agreement, the Permitted Refinancing Term Loan Agreement shall be deemed to be acceptable to Agent, and (iii) no notice is required to be given pursuant to Section 7.01(a)(xvii) of the Credit Agreement in connection with the execution and delivery of the Permitted Refinancing Term Loan Agreement, in each case, so long as such term loan agreement qualifies as a Permitted Refinancing Term Loan Agreement in accordance with the terms of the definition thereof.
7.Conditions to Effectiveness. The effectiveness of this Agreement is subject to the fulfillment on or before March 9, 2012, in a manner satisfactory to the Agent, of the following conditions (the date such conditions are fulfilled is hereafter referred to as the "Tenth Amendment Effective Date"):
(a)The Borrowers shall have paid to the Agent (i) for the benefit of the Lenders the Tenth Amendment Fee (as defined in the Tenth Amendment Fee Letter), and (ii) all other fees, costs, expenses and taxes payable on the Tenth Amendment Effective Date pursuant to Section 12.05 of the Credit Agreement.
(b)The representations and warranties contained in this Agreement, the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Tenth Amendment Effective Date shall be true and correct on and as of the Tenth Amendment Effective Date as though made on and as of such date, except to the extent that such representations or warranties expressly relate solely to an earlier date (in which case such representations or warranties shall be true and correct on and as of such date); and no Default or Event of Default shall have occurred and be continuing on the Tenth Amendment Effective Date or would result from this Agreement becoming effective in accordance with its terms.
(c)The Agent shall have received on or before the Tenth Amendment Effective Date the following, each in form and substance satisfactory to the Agent:
(i)five (5) copies of this Agreement, duly executed by the Loan Parties, the Agent and the Lenders;
(ii)five (5) copies of the Tenth Amendment Fee Letter, dated as of the date hereof, duly executed by the Borrowers and the Agent (the "Tenth Amendment Fee Letter");
(iii)a certificate of an authorized officer of each Loan Party, certifying the names and true signatures of the officers of such Loan Party authorized to sign this Agreement and the other documents to be executed and delivered by such Loan Party in connection herewith, together with evidence of the incumbency of such authorized officers;
(iv)a certificate of the chief executive officer or the chief financial officer of the Borrower, certifying as to the matters set forth in subsection (b) of this Section 7;
(v)a certificate of an authorized officer of each Loan Party certifying that resolutions authorizing (A) the transactions contemplated by this Agreement and the other documents, instruments and agreements executed and/or to be delivered in connection herewith, and (B) the execution, delivery and performance by each Loan Party of this Agreement, the Credit Agreement as amended hereby and the documents, instruments and agreements executed and/or to be delivered in connection herewith, will be presented to the Board of Directors or the Board of Managers, as applicable, of each Loan Party for adoption on or prior to March 6, 2012;
(vi)a certificate of the appropriate official(s) of the jurisdiction of organization of each Loan Party certifying as of a recent date not more than 30 days prior to the Tenth Amendment Effective Date as to the subsistence in good standing of, and the payment of taxes by, such Loan Party in such jurisdictions;
(vii)a certificate of an authorized officer of each Loan Party that certifies that the charter, certificate of formation, certificate of limited partnership or other publicly filed organizational document of each Loan Party previously certified to by an authorized officer of each Loan Party to the Agent and the Lenders have not been amended or modified since the date of such previous certification and the name of such Loan Party as is set forth herein is the name of such Loan Party specified in its organizational documents;
(viii)a Perfection Certificate, duly executed by each Loan Party and completed in a manner reasonably satisfactory to the Lenders;
(ix)copies of lien search results, listing all effective financing statements which name as debtor any Loan Party, together with copies of such financing statements, none of which, except as otherwise agreed in writing by the Agent, shall cover any of the Collateral (other than those financing statements that evidence Permitted Liens) and the results of searches for any tax Lien and judgment Lien filed against such Person or its property, which results, except as otherwise agreed to in writing by the Agent, shall not show any such

Liens, other than Permitted Liens; and
(x)such other agreements, instruments, approvals, opinions and other documents as any Lender may reasonably request.
8.Representations and Warranties. To induce the other parties hereto to enter into this Agreement, the Loan Parties represent and warrant to the Agent and the Lenders that, as of the Tenth Amendment Effective Date:
(a)Each of the Companies and the Parent (i) is a corporation, limited liability company or limited partnership (as applicable) duly organized, validly existing and in good standing under the laws of the state of its organization, (ii) has all requisite power and authority to execute, deliver and perform this Agreement, and to perform the Credit Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary, except where the failure to so qualify individually or in the aggregate is not reasonably likely to have a Material Adverse Effect.
(b)The execution, delivery and performance by each of the Companies and the Parent of this Agreement and the performance by each of the Companies and the Parent of the Credit Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene, in the case of a corporation, its charter or by-laws, in the case of a limited liability company, its certificate of formation and limited liability operating agreement, or any applicable equivalent document, and in the case of a limited partnership, its certificate of limited partnership and limited partnership agreement, or any applicable equivalent document, or any applicable law or any material contractual restriction binding on or otherwise affecting it or any of its properties, (iii) do not and will not result in or require the creation of any Lien (other than pursuant to any such Loan Document or Term Loan Document) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to its operations or any of its properties except where such suspension, revocation, impairment, forfeiture or nonrenewal is not reasonably likely to have a Material Adverse Effect.
(c)No authorization, approval or consent of or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body is required in connection with the due execution, delivery and performance by each Company and the Parent of this Agreement, or for the performance of the Credit Agreement, as amended hereby.
(d)Each Loan Party has disclosed to the Agent and the Lenders all agreements, instruments and corporate or other restrictions to which it is subject, and all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished in writing by or on behalf of any Loan Party to the Agent in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in light of the circumstances under which it was made, not misleading; provided that, with respect to projected financial information, each Loan Party represents only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time prepared.
(e)This Agreement, the Credit Agreement, as amended hereby, and each other Loan Document to which each Company and the Parent is a party is a legal, valid and binding obligation of such Company or the Parent, as applicable, enforceable against such Company or the Parent, as applicable, in accordance with its terms except to the extent that the enforceability thereof may be limited by any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws from time to time in effect affecting generally the enforcement of creditors' rights and remedies and by general principles of equity.
(f)Except as set forth on Exhibit C hereto, (i) the operations of each Loan Party are in material compliance with all Environmental Laws except where non-compliance could not reasonably be expected to have a Material Adverse Effect; (ii) there has been no Release at any of the properties owned or operated by any Loan Party or a predecessor in interest, or at any disposal or treatment facility which received Hazardous Materials generated by any Loan Party or any predecessor in interest except, in each case, where the Release could not reasonably be expected to have a Material Adverse Effect; (iii) no Environmental Action has been asserted against any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect, nor does any Loan Party have knowledge or notice of any threatened or pending Environmental Action against any Loan Party or any predecessor in interest which is reasonably likely to have a Material Adverse Effect; and (iv) no Environmental Actions have been asserted against any facilities that may have received Hazardous Materials generated by any Loan Party or any predecessor in interest which are reasonably likely to have a Material Adverse Effect.
(g)The representations and warranties contained in this Agreement, the Credit Agreement and in each other Loan Document and certificate or other writing delivered to the Agent or any Lender pursuant thereto on or prior to the Tenth Amendment Effective Date are true and correct in all respects on and as of the Tenth Amendment Effective Date, after giving effect to the terms of this Agreement, as though made on and as of such date, except to the extent that such representations and warranties expressly relate solely to an earlier date (in which case such representations and warranties shall be true and correct in all respects on and as of such date); and no Default or Event of Default has occurred and is continuing on the Tenth Amendment Effective Date or will result from this Agreement becoming effective in accordance with its terms.
9.Reservation of Rights. No action or acquiescence by the Agent and the Lenders, including, without limitation, this Agreement of, or the acceptance of any payments under, the Credit Agreement, shall constitute a waiver of any Default or Event of Default which may exist as of the Tenth Amendment Effective Date. Accordingly, the Agent and the Lenders reserve all of their rights under the Credit Agreement, the Loan Documents, at law and otherwise regarding any such Default or Event of Default.
10.Continued Effectiveness of Loan Documents. Each of the Loan Parties hereby (a) confirms and agrees that each Loan Document to which it is a party is, and shall continue to be,

in full force and effect and is hereby ratified and confirmed in all respects except that on and after the Tenth Amendment Effective Date all references in any such Loan Document to "the Credit Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Credit Agreement shall mean the Credit Agreement as amended by this Agreement, and (b) confirms and agrees that to the extent that any such Loan Document purports to assign or pledge to the Agent, or to grant to the Agent a security interest in or lien on, any collateral as security for the Obligations of the Loan Parties from time to time existing in respect of the Credit Agreement and the Loan Documents, such pledge, assignment and/or grant of the security interest or lien is hereby ratified and confirmed in all respects.
11.Intercreditor Agreement. The Lenders agree that in connection with any Permitted Refinancing Term Loan Agreement, upon the request of the Borrower, the Lenders and the Agent shall negotiate in good faith a new Intercreditor Agreement (and related agreements) on terms that are acceptable to the Lenders in the exercise of their reasonable (from the perspective of a fully secured asset based lender) business judgment.
12.Miscellaneous.
(a)This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of a counterpart hereby by facsimile or other electronic transmission shall be equally effective as delivery of a manually executed counterpart hereof.
(b)Section and paragraph headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.
(c)THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.
(d)THE LOAN PARTIES, THE AGENT AND THE LENDERS EACH HEREBY IRREVOCABLY WAIVE ANY RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS AGREEMENT.
(e)Each Loan Party hereby acknowledges and agrees that this Agreement constitutes a "Loan Document" under the Credit Agreement. Accordingly, it shall be an Event of Default under the Credit Agreement if (i) any representation or warranty made by any Loan Party under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) any Loan Party shall fail to perform or observe any term, covenant or agreement contained in this Agreement.
(f)The Loan Parties will pay on demand all reasonable fees, reasonable out-of-pocket costs and expenses of the Agent in connection with the preparation, execution and delivery of this Agreement and the administration of the Credit Agreement, including, without limitation, the reasonable fees, out-of-pocket disbursements and other client charges of Schulte Roth & Zabel LLP.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.
Borrower:
ALON USA, LP

By: Alon USA GP, LLC, a Delaware limited
    liability company, its general partner
By: /s/ Shai Even
Name: Shai Even
Title: Senior Vice President and Chief Financial Officer

Tenth Amendment to the Amended Revolving Credit Agreement

Guarantor Companies:

ALON USA OPERATING, INC.
ALON USA REFINING, INC.
ALON USA, INC.
ALON USA ENERGY, INC.
ALON PARAMOUNT HOLDINGS, INC.
ALON USA GP, LLC
ALON ASSETS, INC.
By: /s/ Shai Even
Name: Shai Even
Title: Senior Vice President and Chief Financial Officer
ALON USA CAPITAL, INC.
ALON BRANDS, INC.
ALON USA DELAWARE, LLC
ALON PIPELINE LOGISTICS, LLC
By: /s/ Shai Even
Name: Shai Even
Title: Vice President
ALON CRUDE PIPELINE, LLC
By: /s/ Shai Even
Name: Shai Even
Title: Vice President and Chief Financial Officer
Agent and Lender:

ISRAEL DISCOUNT BANK OF NEW YORK

By:     /s/ Roy Nachimzon
Name: Roy Nachimzon
Title: FVP
By:      /s/ Yuval Krongrad
Name: Yuval Krongrad
Title: Assistant Vice President

Tenth Amendment to the Amended Revolving Credit Agreement

Lender and Co-arranger:

BANK LEUMI USA

By: /s/ Avram Keusch
Name: Dr. Avram Keusch-827
Title: First Vice President
By:     /s/ Michaela Klein
Name: Michaela Klein-212
Title: Senior Vice President

Tenth Amendment to the Amended Revolving Credit Agreement